A NASDAQA NASDAQ Traded Traded Company Company - Symbol - Symbol HBNC HBNC Investor Presentation September 23, 2020

Important Information Forward-Looking Statements This presentation may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in the presentation materials should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission (the “SEC”), including those described in Horizon’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other subsequent filings with the SEC. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance, and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward- looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. Non-GAAP Measures Certain non-GAAP financial measures are presented herein. Horizon believes they are useful to investors and provide a greater understanding of Horizon’s business without giving effect to non-recurring costs and non-core items. For each non-GAAP financial measure, we have presented comparable GAAP measures and reconciliations of the non-GAAP measures to those GAAP measures in the Appendix to this presentation. Please see slides 36-47. 2

Corporate Overview 3

2Q20 Highlights

($000s except per share data)	2Q20	Change % vs. 1Q20	Change % vs. 2Q19
Income Statement			
Net interest income	$42,996	5.1%	3.5%
Non-interest income	11,124	(7.8)%	2.1%
Reported net income	14,639	25.6%	(12.0)%
Diluted EPS	$0.33	26.9%	(10.8)%
Balance Sheet			
Average earning assets	$5,112,636	8.2%	12.0%
Average total loans	3,900,599	8.2%	7.2%
Average total deposits	4,224,551	7.2%	7.3%

($000s except per share data)	2Q20	Change % vs. 1Q20	Change % vs. 2Q19
Credit Quality			
Non-performing assets	$30,699	5.1%	3.5%
NPA ratio	0.53%	3 bps	8 bps
Net charge-offs to avg. loans for the period	0.01%	0 bps	0 bps
Capital			
Tangible book value per share	$10.87	4.8%	9.7%
Book value per share	$14.88	3.3%	7.1%
Dividends payout ratio	36.4%		

- Profitably grew and strengthened the balance sheet
  - Average earning assets up >8% compared to linked quarter
  - Net income increased >25% during the quarter
- Record mortgage volume and record gain on mortgage loan sales of $6.6 million for the period
- Continued solid asset quality metrics, with NPAs/total assets of 0.53% at June 30, 2020
- Disciplined expense management, with annualized non-interest expense to average assets ratio improving 20 bps to 2.18%
- Completed $60.0 million subordinated debt offering, strengthening capital position and increasing liquidity at the holding company

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 4

Seasoned Management Team Seasoned Leadership  Executive team has collectively >200 total  Horizon’s employees understand the years’ banking experience value of work  Horizon’s middle mgmt. team on average  14 mergers and 11 organic expansions has >25 years of banking experience completed in last 16 years Craig M. Dwight James D. "Jim" Neff Mark E. Secor Chairman & CEO President Executive VP & CFO • 42 Years of Banking • 31 Years of Banking & Public • 41 Years of Banking Experience Accounting Experience Experience • 2 Years as President • 11 Years with Horizon as CFO • 21 Years as President or CEO Executive Vice President of of Bank • 19 Years as Senior Mortgage Horizon and Retail credit officer Kathie A. DeRuiter Dennis J. Kuhn Todd A. Etzler EVP & Senior Operations EVP & Chief Commercial SVP , Corporate Secretary Officer Banking Officer & General Counsel • 30 Years of Banking and • 28 Years of Corporate Legal • 35 Years of Banking Operational Experience Experience and 9 years of Experience • 19 Years as Senior Bank General Counsel Experience Operations Officer • 2 Years as Chief Commercial Banking Officer • 3 Years as SVP and General Counsel 5

A History of Profitable Growth

Extensive and Diligent M&A Expertise Supplements Organic Growth

11 Organic Expansions

14 M&A

2002 - 2007

Organic	M&A
✓ St. Joseph, MI	✓ Anchor Mortgage
✓ South Bend, IN	✓ Alliance Financial
✓ Elkhart, IN	
✓ Merrillville, IN	

2008 - 2013

Organic	M&A
✓ Kalamazoo, MI	✓ American Trust
✓ Indianapolis, IN	✓ Heartland Bancshares

2014 - 2019

Organic

- ✓ Carmel, IN
- ✓ Ft. Wayne, IN
- ✓ Grand Rapids, MI
- ✓ Columbus, OH[1]
- ✓ Noblesville, IN
- ✓ Holland, MI

M&A

- ✓ 1st Mtg.
- ✓ Summit
- ✓ Peoples
- ✓ Farmers
- ✓ LaPorte
- ✓ CNB
- ✓ Bargersville
- ✓ Lafayette
- ✓ Wolverine
- ✓ Salin



$0.7 $0.8 $0.9 $1.1 $1.2 $1.3 $1.3 $1.4 $1.4 $1.5 $1.8 $1.8 $2.1 $2.7 $3.1 $4.0 $4.2 $5.2
$5 $7 $7 $7 $7 $8 $9 $9 $10 $13 $20 $20 $18 $21 $24 $33 $53 $67
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019
Assets ($B)
Net Income ($M)

(1) Columbus location closed February 2018.

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 6

Diversified & Attractive Footprint Headquartered in Michigan City, Indiana 73 Locations (Indiana and Michigan) Approximately 800 FTEs $468 million market capitalization (6/30/20) NASDAQ: HBNC INDIANA 6/30/20 Loans: $2.2 Billion MICHIGAN 6/30/20 Loans: $1.4 Billion Multiple Revenue Streams Diversifies Risk Retail Banking Mortgage Banking Business Banking Wealth Management Complementary Revenue Streams that are Counter- Cyclical to Varying Economic Cycles Note: Total loan figures for Indiana and Michigan do not include Mortgage Warehouse. 7

Attractive & Stable Midwest Markets

Top 5 Markets by Deposits

Michigan City, IN / La Porte, IN (Legacy)



$1.0B Deposits
9 Branches

- ✓ Significant manufacturing, healthcare, and education industries
- ✓ Over $1.5B in public and private investments since 2012

Indianapolis, IN (Growth)



$573M Deposits
9 Branches

- ✓ Greater Indianapolis area exhibits strong growth
- ✓ Over $500m in new investment and 4,000 new jobs created in 2019

Northwest Indiana (Growth)



$511M Deposits
10 Branches

- ✓ Double commuter track addition to the South Shore train lines
- ✓ High cost of living in Chicago
- ✓ Population density of Chicago

Southwest Michigan* (Growth)



$341M Deposits
10 Branches

- ✓ Similar culture and economic base to legacy markets in Northern Indiana
- ✓ Grand Rapids one of the most attractive markets in the Midwest

Lafayette, IN (Growth)



$293M Deposits
7 Branches

- ✓ Purdue University collaborates with contiguous cities of Lafayette and West Lafayette
- ✓ Subaru expanding facilities

	Michigan City, IN / La Porte, IN	Indianapolis, IN	Northwest Indiana	Southwest Michigan*	Lafayette, IN
Median HHI	$53,255	$65,306	$74,285	$58,856	$59,404
'20 - '25 HHI Growth	6.8%	11.2%	11.5%	11.8%	10.9%
'20 - '25 Pop. Growth	0.12%	3.81%	0.08%	1.02%	3.86%

Source: S&P Global Market Intelligence. Note: Core market demographics reflect MSA data.
*Southwest Michigan defined as the MSAs of Niles, Grand Rapids-Kentwood and Kalamazoo-Portage. Demographic data weighted by HBNC deposits.

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 8

COVID-19 Response

Supporting Employees, Customers & Communities

Employees	Consumers	Businesses	Communities
Safety and well being of employees & families is our first priority Implemented pandemic plan in March after completing test run in February 2020 Installed sneeze guards, customer directional signage, implemented mask requirements, and continuing with sanitizing and social distancing protocols. Steadily reducing percentage of employees working remotely from early second quarter peak Increased PTO / sick time benefits	100% of our branch locations are now open for walk-in traffic. Installed nine additional Interactive Teller Machines (ITMs) staffed by Remote Video Tellers Opened fourth call center location Payment Relief: • Approximately $12 million in consumer & mortgage loans with payment extensions • Continue to provide new loans to qualified applicants • Providing mortgage loan education programs • Providing additional financial assistance in the form of fee waivers, freeze on all debt collection activities	Preferred SBA Lender: • Active Participant in all SBA loan programs (PPP, 7a, Express & 504) Payment Relief Programs: • Approximately $153 million in commercial loans with payment extensions • Processed and received approval for 2,340 PPP loans (Rounds One and Two), funding approximately $308.1 million • Continue to provide new loans to qualified applicants	Increased volunteerism in support of local not-for-profit entities Contributed over $300,000 to COVID-19 related not-for-profit efforts (local food banks, United Way, housing) Participating in community conference calls related to COVID-19 Partnered with local neighborhood housing partnerships to provide funding for low to moderate income families Partnered with local Certified Development Corporations to provide capital to small businesses Supported flood victims in Midland, Michigan

Note: Modification and PPP data as of August 31, 2020

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 9

Digital Transformation • Approximately 71% of demand deposit account holders were active online banking users at June 30, 2020 • Third quarter upgrades include live online chat support, along with online and mobile deposit account opening Active Online Monthly Average Transaction Banking Users Volume 110,000 330,000 100,000 305,000 98,836 90,000 280,000 86,020 255,000 80,000 230,000 70,000 73,998 205,000 60,000 180,000 50,000 155,000 40,000 130,000 June 2018 June 2019 June 2020 2016 2017 2018 2019 2Q20 Branch Transactions Active Online Banking Users - MTD Digital & Virtual Transactions 10

Financial Highlights 11

Strong Core Earnings Adj. Net Income(1) Adj. Net Interest Income(1) $24,917 $23,688 $22,803 $41,724 $41,443 $21,839 $40,230 $40,477 $39,491 $20,843 $20,324 $18,535 $17,591 $14,443 s s 0 $0.45 0 0 $0.41 $11,154 0 0 $0.39 0 $ $ 3.61% 3.67% $0.32 3.49% 3.44% 3.35% $0.24 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Pre-tax, Pre-provision Income Adj. Net Income Adj. EPS Adj. Net Interest Income Adj. NIM (1) Adj. ROAA Adj. PTPP ROAA(1) 1.58% 1.92% 1.40% 1.40% 1.74% 1.64% 1.63% 1.68% 1.03% 0.85% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Adj. ROAA Adj. PTPP ROAA (1) Footnote Index included in Appendix (see slides 36-40 for non-GAAP reconciliation) 12

Stable Net Interest Margin • Lower yielding PPP loans impacted the second quarter margin ~ 3bps • Excess cash sold during the second quarter impacted the margin ~ 4bps (1) (1) (2) (1) Footnote Index included in Appendix (see slides 40-45 for non-GAAP reconciliation) (2) Source: S&P Global Market Intelligence. 13

Change in Loan Yields Directionally Consistent with Funding Costs • Commercial loans: – 64% fixed / 36% variable – 21% of variable rate commercial loan have floors, 67% of which are at their floor • Retained Mortgage loans: – 26% fixed / 74% variable – 98% of variable rate mortgage loans have floors, 5% of which are at their floor • PPP loans impacted the second quarter loan yield ~ 10bps Yield on Loans (%) / Total Loans ($B) 14

Strong Core Funding Deposit Re-Pricing Opportunities • Non-interest bearing balances increased 29% • Quick and decisive action to reprice deposits began immediately after the Fed’s interest rate cuts in March resulting in interest bearing deposit account costs of 0.15% • CD’s maturing in 2020 total $400 million with a weighted average rate of 1.64% • CD portfolio has a duration of just over 10 months and weighted average rate of 1.55% • Account and deposit retention data very strong to date Average Cost(1) 2Q 1Q Average 2Q 1Q 2020 2020 Deposits 2020 2020 CDs Average Average Non-interest ($000s) (QTD) (QTD) 19% bearing Balances Balances 23% Non-interest $924,890 $717,257 0.00% 0.00% bearing Interest $ 2,461,108 $ 2,268,374 0.15% 0.53% Interest bearing bearing(1) Time Deposits 58% $838,553 $956,949 1.73% 1.99% (CDs) Total Deposits $ 4,224,551 $ 3,942,580 0.43% 0.79% (1) Footnote Index included in Appendix (see slide 46 for non-GAAP reconciliation) 15

Diverse Sources of Revenue Q2 ‘20 Non-interest Income Breakout Q2 ‘20 Highlights • Diverse sources of non-interest income, representing 20.6% of total revenue $6,620 • Record mortgage contribution s • Realized $2.9 million of mortgage 0 $2,327 0 $1,765 $1,888 $1,284 0 servicing rights impairment $ -$2,760 • Shift with lower non-sufficient funds fees and growth in interchange income Mortgage Contribution Servicing, net Gain on Sale Mortgage Volume s s $9,208 0 0 $7,906 0 0 $6,613 $10,093 $408,972 0 0 $365,865 $363,610 $ $ $361,463 $3,387 $1,583 $2,120 $1,914 $1,176 $173,899 -$2,735 2017 2018 2019 2Q19 (YTD) 2Q20 (YTD) 2017 2018 2019 2Q19 (YTD) 2Q20 (YTD) 16

Focus on Expense Control Non-interest Expense Breakout ($M) Highlights • Efficiency ratio improved to 56.2% as focus on expense control drives positive operating leverage • Continue annual rationalization of retail locations with two branches closed in 2020 • Second quarter expenses positively impacted by $1.1 million of PPP deferred costs Efficiency Ratio(1) Salaries & Employee Benefits Net Occupancy Expenses Data Processing Professional Fees Outside Services & Consultants Loan Expense Other (1) Footnote Index included in Appendix (see slide 47 for non-GAAP reconciliation) 17

CECL Implementation Driving Reserve Build CECL Adoption Net Net Reserve Reserve Day One Build(1) Build(1) ($000s, unaudited) 12/31/19 Impact 1/1/20 1Q20 2Q20 6/30/20 Commercial $ 11,996 $ 13,618 $ 25,614 $ 6,936 $ 6,597 $ 39,147 Retail Mortgage 923 4,048 4,971 683 178 5,832 Warehousing 1,077 - 1,077 (22) 135 1,190 Consumer 3,671 4,911 8,582 599 (260) 8,921 Allowance for Credit $ 17,667 $ 22,577 $ 40,244 $ 8,196 $ 6,650 $ 55,090 Losses ACL/Total Loans 0.49% 1.10% 1.38% Acquired Loan Discount $ 20,228 $ (2,786) $ 17,442 $ - $ - $ 14,474 (1) Net Reserve Build is equal to the provision for credit losses net of net charge-offs/recoveries. 18

Robust Capital Foundation TCE / TA (%) Leverage Ratio (%) 4.0% CET1 Ratio (%) Total RBC Ratio (%) 10.5% 7.0% KBW Regional Bank Index Median - MRQ Source: S&P Global Market Intelligence. Note: Company closed the acquisition of Salin Bancshares, Inc. in March 2019. Adequate + Buffer 19

Loan Portfolio Review 20

Diversified and Granular Loan Portfolio Commercial Loans by Industry ($M) (6/30/20) Percentage of Gross Loan Composition ($M) – 6/30/20 Commercial Total Loan Industry Balance Portfolio Portfolio Lessors - Residential Multi Family $228 9.9% 5.7% Mortgage Health Care, Educational & Social 168 7.3% 4.2% Warehouse Held For Sale Office (except medical) 149 6.4% 3.7% $300M $16M Individuals and Other Services 145 6.3% 3.6% 7.5% 0.4% Real Estate Rental & Leasing 145 6.3% 3.6% Consumer Retail 143 6.2% 3.6% $661M Hotel 140 6.1% 3.5% 16.5% Construction 139 6.0% 3.5% Manufacturing 120 5.2% 3.0% Restaurants 101 4.4% 2.5% $4.0B Warehouse/Industrial 81 3.5% 2.0% Professional & Technical Services 81 3.5% 2.0% Commercial Retail Trade 78 3.4% 2.0% $2,313M Lessors - Student Housing 63 2.7% 1.6% Residential 58.0% Mortgage Farm Land 62 2.7% 1.6% $704M Medical Office 61 2.6% 1.5% 17.6% Mini Storage 43 1.9% 1.1% Wholesale Trade 40 1.7% 1.0% Transportation & Warehousing 39 1.7% 1.0% Lessors - Residential 1-4 Family 38 1.6% 1.0% Agriculture 37 1.6% 0.9% Leisure and Hospitality 36 1.6% 0.9% Government 26 1.0% 0.7% Other 150 6.4% 3.8% Total $2,313 100.0% 58.0% 21

Declining Payment Deferrals

HORIZON BANK

Payment Extensions / Modifications By Loan Type

($ in millions)	June 30, 2020				August 31, 2020				Net Balance
Type of Loan	#	Net Balance	% of Total	% of Portfolio	#	Net Balance	% of Total	% of Portfolio	% Decrease
Commercial	670	$470.8	88.2%	20.1%	68	$153.0	92.2%	6.6%	-67.5%
Mortgage (Retained Only)	137	39.1	7.3%	5.3%	43	11.5	6.9%	1.7%	-70.6%
Indirect Auto	819	17.4	3.3%	4.9%	11	0.2	0.2%	0.1%	-98.9%
Direct	133	3.6	0.7%	5.1%	12	0.7	0.4%	0.7%	-80.6%
Consumer Revolving	48	3.0	0.5%	1.3%	11	0.5	0.3%	0.3%	-83.3%
Total	1,807	$533.9	100.0%	14.3%	145	$165.9	100.0%	4.1%	-68.9%
Mortgage (Serviced Only)	268				191				

Payment Extensions / Modifications By Type

($ in millions)	June 30, 2020 Type				August 31, 2020 Type			
	Principal & Interest		Interest Only		Principal & Interest		Interest Only	
Type of Loan	#	Net Balance	#	Net Balance	#	Net Balance	#	Net Balance
Commercial	312	$192.0	358	$278.8	57	$133.6	11	$19.4
Mortgage (Retained Only)	137	39.1	0	0.0	43	11.5	0	0.0
Indirect Auto	819	17.4	0	0.0	11	0.2	0	0.0
Direct	133	3.6	0	0.0	12	0.7	0	0.0
Consumer Revolving	13	0.5	35	2.5	6	0.1	5	0.4
Total	1,414	$252.6	393	$281.3	129	$146.1	16	$19.8

Payment Extensions / Modifications By Term

($ in millions)	June 30, 2020 Type				August 31, 2020 Type			
	90 Days or Less		Over 90 Days		90 Days or Less		Over 90 Days	
Type of Loan	#	Net Balance	#	Net Balance	#	Net Balance	#	Net Balance
Commercial	617	$350.7	53	$120.1	43	$53.2	25	$99.8
Mortgage (Retained Only)	137	39.1	0	0.0	43	11.5	0	0.0
Indirect Auto	819	17.4	0	0.0	11	0.2	0	0.0
Direct	133	3.6	0	0.0	12	0.7	0	0.0
Consumer Revolving	48	3.0	0	0.0	11	0.5	0	0.0
Total	1,754	$413.8	53	$120.1	120	$66.1	25	$99.8

EXCEPTIONAL SERVICE • SENSIBLE ADVICE ® 22

Payroll Protection Program Through June 30, 2020 • Leveraging the CARES Act to provide additional support to small businesses and their 2,340 loans booked employees  PPP loans totaled ~ $308.1 million through June 30, 2020  Average loan size less than $135,000 > $50K - $150K  As of 6/30/20, we have received 28% approximately $11.1 million in fees from the SBA. These fees will be earned over the life of the loans. > $150K - $350K 13% ~80% of PPP loans in $50K and under 52% amounts ≤ $150,000 > $1M 2% 23

Quality Consumer Loan Portfolio As of 6/30/20: June 30, 2020 • 99.2% secured consumer loans Total Outstanding = $661M  93.5% prime, with credit scores Unsecured ≥700 for 80.4% of portfolio and RV & Boat 0.8% <640 for 6.5% 2.5% Other 0.3%  Rescored annually  HELOC combined LTV limited to HELOCs 34.5% 89.9% • Strong asset quality through end of 2Q20 Indirect Auto 53.5%  30-89 days past due 0.33% Direct Auto  NPAs 0.59% 2.7% Home Equity Term 5.7% 24

Prime Mortgage Loan Portfolio As of 6/30/20: • 71% of production sold YTD June 30, 2020 • Predominantly in-market lender Total Outstanding = $704M • Portfolio mortgages Rental 0.8%  Underwriting to Fannie Mae guidelines  Full documentation and employment, income and asset verification Jumbo 40.3%  93% prime with credit score ≥670 • Strong asset quality through end of 2Q20  30-89 days past due 0.22% Conforming 55.9%  NPAs 1.38%  Mortgage OREO consists of 4 Construction properties totaling $249,000 3.0% 25

Diversified Commercial Lending $2.3 billion in Total Commercial Loans Category at June 30, 2020 Res. Agriculture Develop./Land Spec. 4.2% 1.2% • Experienced commercial lenders (20+ years on Homes average) 0.5% Owner Occ. Real • Focus on in-market sponsors in resilient markets Estate Non-Owner 18.6% Occupied Real Estate • Predominantly a secured lender with recourse to 43.8% owners C&I 31.7% • Prudent underwriting standards • Commercial NPAs 0.61% Geography at June 30, 2020 • 30-89 days past due 0.02% Northern Indiana Michigan 22% 40% Central Indiana 37% Other 1% 26

Sectors with Escalated Monitoring

Hotel, Restaurant, Retail and Leisure & Hospitality

- Hotels
  - 19 relationships with $140.0M outstanding across 31 projects
  - Average LTV of 50% and average loan size of ~$4.8M
  - 70% select service properties / 23% economy properties / 7% independent
    - Marriott, Hilton, IHG, Wyndham, Choice Hotels and independent brands
    - 58% in Indianapolis area
  - Modifications
    - June 30, 2020 - $105.4M; (75%)
    - August 31, 2020 - $78.1M; (55%)
- Restaurants
  - 150 borrowers with $67.0M outstanding (excluding PPP)
  - Average loan size of ~$406,000
  - 56% full-service / 44% limited-service
  - Modifications
    - June 30, 2020 - $29.2M; (44%)
    - August 31, 2020 - $1.7M; (2%)
- Non-Owner Occupied Retail
  - 190 borrowers with $142.8M outstanding
  - Average LTV 56% and average loan size of ~$714,000
  - 55% Retail Strip / 18% Single Retail / 12% Restaurant
  - Modifications
    - June 30, 2020 - $63.9M; (45%)
    - August 31, 2020 - $17.3M; (11%)



$3.99B in Total Loans Outstanding 6/30/20 90.4%
Liesure & Hospitality 0.8%
Restaurant 1.7%
Hotel 3.5%
NOO - Retail 3.6%

- Leisure & Hospitality
  - 40 borrowers with $30.6M outstanding (excluding PPP)
  - Average loan size of ~$566,000
  - Diverse borrowers, i.e. golf courses, entertainment facilities, fitness establishments, zoo
  - Modifications
    - June 30, 2020 - $13.5M; (44%)
    - August 31, 2020 - $455,000 (1%)

Note: Outstandings data as of 6/30/20. Modification percentage of portfolio calculated as of 6/30/20 outstandings for 6/30/20 and as of 8/31/20 outstandings for 8/31/20.

EXCEPTIONAL SERVICE • SENSIBLE ADVICE ® 27

Strong Asset Quality Metrics Through the Second Quarter Net Charge Offs Credit Loss Expense $8,600 (CECL Implementation 1Q20) $725 $7,057 $629 s $412 $404 $407 s 0 0.02% 0.02% 0 0 0 CECL CECL 0 0 $ $ 0.01% 0.01% 0.01% $896 $376 $340 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 NCOs NCOs/Average Loans Non-Performing Loans Allowance for Credit Losses (“ACL”) $55,090 (CECL Implementation 1Q20) $48,440 $28,056 $24,002 0.70% $21,185 s 0.65% s 1.30% 1.38% 0 $18,929 $19,155 0 0 0 CECL 0 0 $18,305 $ $ $17,956 $17,667 0.58% 0.50% 0.49% 0.49% 0.52% 0.52% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 NPLs (period end) NPLs/Loans (period end) ACL ACL/Loans 28

Key Franchise Highlights • Seasoned management team – over 200 years combined banking experience • Geographic diversification & exposure – strong market share in core footprint • Stable Midwest markets with balanced industrial bases and growth opportunities • High quality balance sheet with strong liquidity – Over $1.2 billion of cash and securities as of 6/30/20 • Robust capital position (12.0% Tier 1 / 13.0% Total RBC as of 6/30/20) • Diversified loan portfolio and complementary counter-cyclical revenue streams • Historical run rate demonstrates strong core operating earnings • Strong cash position at the holding company 29

Appendix 30

Ample Sources of Liquidity Securities Portfolio at June 30, 2020 • Improved and strong liquidity position and borrowing capacity as of 6/30/20 $1.1B  Pledging majority of municipal Corporate securities to the FRB for immediate 1% available liquidity Federal  Additional liquidity available with only agency Federal $4.7 million of PPP loans pledged MBS agency 14% CMO 21% • $1.1 billion securities portfolio consistently managed for liquidity rather than return. State and municipal 64% • 3/31/20 securities / total assets of 20.6% versus peer median of 15.1% • Ample sources of liquidity at the holding company including ~$125.3 million of unencumbered cash (as of Bank Level Liquidity ($M) (6/30/20) Available Unused Line Liquidity 6/30/20) FHLB Advances $239 Federal Reserve Discount Window 492 Unsecured Fed Funds 180 Total $911 31

Low Levels of Concentrated Exposure Commercial Portfolio By Industry Type Non-Owner Occupied CRE – Owner Occupied CRE – C&I Loans – % of Total Commercial Loans % of Total Commercial Loans % of Total Commercial Loans 48% of Total Commercial Loans 19% of Total Commercial Loans 33% of Total Commercial Loans $1.0 billion $0.5 billion $0.7 billion Lessors - Residential Real Estate Rental & Construction Multi 10% Leasing 4% 5% Health Care, Edu. Social Health Care, Educational Retail 6% Assist. 2% Social Assist. 5% Individuals and Other Individuals and Other Motel 6% Services 2% Services 4% Office (except medical) 6% Retail Trade 2% Manufacturing 4% Professional & Technical All Others Restaurants 4% 2% Services 3% Warehouse/ Manufacturing Restaurants Industrial 3% 2% 3% Farm Land 3% Construction 1% Real Estate Rental & Leasing 2% Medical Office 3% All Others 1% All Others 2% Lessors Student Leisure and Hospitality Agriculture Housing 3% 1% 1% Lessors - Residential 1- Professional & Technical Government 4 2% Services 1% 1% Mini Storage 2% Wholesale Trade 1% Wholesale Trade 1% Transportation & Warehousing 1% Retail Trade 1% Note: Data as of 6/30/20. 32

HORIZON BANK

Historical Financials

($M except per share data)	Year Ended December 31, 2015	2016	2017	2018	2019	Quarter Ended, 6/30/19	9/30/19	12/31/19	3/31/20	6/30/20
Balance Sheet:										
Total Assets	$2,652	$3,141	$3,964	$4,247	$5,247	$5,099	$5,187	$5,247	$5,351	$5,739
Gross Loans	$1,757	$2,144	$2,838	$3,014	$3,641	$3,668	$3,668	$3,641	$3,714	$3,994
Deposits	$1,880	$2,471	$2,881	$3,139	$3,931	$3,931	$3,916	$3,931	$3,882	$4,308
Tangible Common Equity	$197	$255	$325	$362	$478	$447	$464	$478	$454	$476
Profitability:										
Net Income	$20.5	$23.9	$33.1	$53.1	$66.5	$16.6	$20.5	$18.5	$11.7	$14.6
Return on Average Assets	0.87%	0.81%	0.97%	1.31%	1.35%	1.32%	1.60%	1.40%	0.89%	1.05%
Return on Average Equity	9.9%	7.9%	8.7%	11.2%	11.0%	10.7%	12.7%	11.3%	7.0%	9.1%
Net Interest Margin	3.56%	3.29%	3.75%	3.71%	3.69%	3.73%	3.82%	3.58%	3.56%	3.47%
Efficiency Ratio(1)	70.0%	71.5%	65.3%	60.7%	59.9%	60.2%	54.7%	57.3%	58.8%	56.2%
Asset Quality(2):										
NPAs & 90+ PD / Assets	0.75%	0.44%	0.44%	0.41%	0.47%	0.45%	0.45%	0.47%	0.50%	0.53%
NPAs & 90+ PD / Loans + OREO	1.13%	0.65%	0.61%	0.57%	0.68%	0.62%	0.63%	0.68%	0.72%	0.77%
Reserves / Total Loans	0.83%	0.69%	0.58%	0.59%	0.49%	0.50%	0.49%	0.49%	1.30%	1.38%
NCOs / Avg. Loans	0.32%	0.08%	0.04%	0.05%	0.06%	0.05%	0.08%	0.07%	0.04%	0.04%
Bancorp Capital Ratios:										
TCE Ratio	7.6%	8.3%	8.5%	8.8%	9.4%	9.1%	9.3%	9.4%	8.8%	8.6%
Leverage Ratio	9.8%	10.4%	9.9%	10.1%	10.5%	10.3%	10.5%	10.5%	10.1%	10.8%
Tier 1 Capital Ratio	13.2%	13.2%	12.4%	12.8%	13.5%	12.8%	13.1%	13.5%	12.8%	13.4%
Total Capital Ratio	14.0%	13.9%	12.9%	13.4%	14.0%	13.2%	13.5%	14.0%	13.7%	14.4%

(1) Footnote Index included in Appendix (see slide 43 for non-GAAP reconciliation)
(2) As calculated by S&P Global Market Intelligence.

EXCEPTIONAL SERVICE • SENSIBLE ADVICE ® 33

HORIZON BANK

Leader In Our Core Markets

MSA	HBNC Rank	HBNC Branches	HBNC Market Share	Deposits in Market ($M)	2020 Median HHI	'20-'25 Est. Pop. Change	'20-'25 Est. HHI Change
Michigan City-La Porte, IN	1	9	59.2%	$1,011	$53,255	0.1%	6.8%
Indianapolis-Carmel-Anderson, IN	16	9	1.1%	573	65,306	3.8%	11.2%
Chicago-Naperville-Elgin, IL-IN-WI	48	10	0.1%	511	74,285	0.1%	11.5%
Lafayette-West Lafayette, IN	4	7	8.6%	293	59,404	3.9%	10.9%
Midland, MI	2	3	14.0%	246	69,009	0.0%	16.9%
Niles, MI	4	7	9.2%	194	53,488	(0.5%)	10.8%
Logansport, IN	3	2	19.9%	138	50,939	(0.2%)	9.9%
Auburn, IN	3	2	18.7%	124	58,507	2.3%	9.4%
Lansing-East Lansing, MI	14	2	1.6%	124	61,675	1.6%	11.5%
Columbus, IN	4	7	7.9%	108	67,372	3.3%	12.8%
Warsaw, IN	5	4	5.9%	101	65,982	2.0%	11.4%
Grand Rapids-Kentwood, MI	24	2	0.4%	92	67,365	3.2%	11.9%
Fort Wayne, IN	14	2	1.1%	81	58,865	3.0%	10.6%
Marion, IN	6	1	9.1%	66	47,353	(1.9%)	11.1%
Kalamazoo-Portage, MI	13	1	1.3%	55	63,546	2.6%	15.4%
Kokomo, IN	6	1	3.8%	46	52,734	0.6%	7.5%
Kendallville, IN	5	4	7.2%	42	59,362	1.0%	9.6%
Sturgis, MI	7	1	5.2%	38	55,036	0.4%	11.5%
South Bend-Mishawaka, IN-MI	13	1	0.6%	30	58,213	1.4%	15.4%
Saginaw, MI	13	1	0.9%	19	48,941	(1.8%)	9.2%
Elkhart-Goshen, IN	14	2	0.3%	10	65,928	2.5%	16.4%
Total Franchise		75		$3,971	$60,882	1.3%	10.4%

Source: S&P Global Market Intelligence. Deposit data as of 6/30/19, estimated pro forma for recent or pending transactions per S&P Global Market Intelligence.

EXCEPTIONAL SERVICE • SENSIBLE ADVICE ® 34

Footnote Index • Slide 12 – Adjusted net income and adjusted diluted EPS excludes one-time merger expenses, (gain)/loss on sale of securities and death benefit on bank owned life insurance, net of tax. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.) – Pre-tax, pre-provision income excludes income tax expense and credit loss expense. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.) – Adjusted net interest income and adjusted net margin exclude acquisition-related purchase accounting adjustments. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.) – Adjusted ROAA and Adjusted pre-tax, pre-provision ROAA excludes one-time merger expenses, (gain)/loss on sale of securities and death benefit on bank owned life insurance, net of tax. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.) • Slide 13 – Adjusted net interest income and adjusted net interest margin excludes prepayment penalties on borrowings and acquisition-related purchase accounting adjustments. Adjusted cost of core funds includes average balances of non-interest bearing deposits and excludes prepayment penalties on borrowings. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.) • Slide 15 – Average cost of average total deposits includes average balances of non-interest bearing deposits. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.) • Slide 17 – Adjusted efficiency ratio excludes one-time merger expenses, (gain)/loss on sale of securities and death benefit on bank owned life insurance. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.) • Slides 36-47 Use of Non-GAAP Financial Measures – Certain information set forth in the presentation materials refers to financial measures determined by methods other than in accordance with GAAP. Horizon believes these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to purchase accounting impacts, one-time acquisition and other non-recurring costs and non-core items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. 35

Footnote Index Non-GAAP Reconciliation of Pre-Tax, Pre-Provision Net Income (Dollars in Thousands, Unaudited) Three Months Ended June 30, March 31, December 31, September 30, June 30, 2020 2020 2019 2019 2019 Pre-tax income $ 16,632 $ 13,239 $ 22,463 $ 24,541 $ 19,947 Provision for credit losses 7,056 8,600 340 376 896 Pre-tax, pre-provision net income $ 23,688 $ 21,839 $ 22,803 $ 24,917 $ 20,843 Pre-tax, pre-provision net income $ 23,688 $ 21,839 $ 22,803 $ 24,917 $ 20,843 Merger expenses - - - - - (Gain)/loss on sale of investment securities (248) (339) (10) - 100 Death benefit on bank owned life insurance - (233) - (213) (367) Adjusted pre-tax, pre-provision net income $ 23,440 $ 21,267 $ 22,793 $ 24,704 $ 20,576 Average Assets $ 5,620,695 $ 5,257,332 $ 5,250,574 $ 5,107,259 $ 5,047,365 Unadjusted pre-tax, pre-provision ROAA 1.70% 1.67% 1.74% 1.94% 1.66% Adjusted pre-tax, pre-provision ROAA 1.68% 1.63% 1.74% 1.92% 1.64% 36

Footnote Index Non-GAAP Reconciliation of Net Income (Dollars in Thousands, Unaudited) Three Months Ended June 30, March 31, December 31, September 30, June 30, 2020 2020 2019 2019 2019 Net income as reported $ 14,639 $ 11,655 $ 18,543 $ 20,537 $ 16,642 Merger expenses - - - - 1,532 Tax effect - - - - (295) Net income excluding merger expenses 14,639 11,655 18,543 20,537 17,879 (Gain)/loss on sale of investment securities (248) (339) (10) - 100 Tax effect 52 71 2 - (21) Net income excluding (gain)/loss on sale of investment securities 14,443 11,387 18,535 20,537 17,958 Death benefit on bank owned life insurance ("BOLI") - (233) - (213) (367) Net income excluding death benefit on BOLI 14,443 11,154 18,535 20,324 17,591 Adjusted net income $ 14,443 $ 11,154 $ 18,535 $ 20,324 $ 17,591 37

Footnote Index Non-GAAP Reconciliation of Diluted Earnings per Share (Dollars in Thousands, Unaudited) Three Months Ended June 30, March 31, December 31, September 30, June 30, 2020 2020 2019 2019 2019 Diluted earnings per share ("EPS") as reported $ 0.33 $ 0.26 $ 0.41 $ 0.46 $ 0.37 Merger expenses - - - - 0.03 Tax effect - - - - - Diluted EPS excluding merger expenses 0.33 0.26 0.41 0.46 0.40 (Gain)/loss on sale of investment securities (0.01) (0.01) - - - Tax effect - - - - - Diluted EPS excluding (gain)/loss on investment securities 0.32 0.25 0.41 0.46 0.40 Death benefit on BOLI - (0.01) - (0.01) (0.01) Diluted EPS excluding death benefit on BOLI 0.32 0.24 0.41 0.45 0.39 Adjusted Diluted EPS $ 0.32 $ 0.24 $ 0.41 $ 0.45 $ 0.39 38

Footnote Index Non-GAAP Reconciliation of Return on Average Assets (Dollars in Thousands, Unaudited) Three Months Ended June 30, March 31, December 31, September 30, June 30, 2020 2020 2019 2019 2019 Average assets $ 5,620,695 $ 5,257,332 $ 5,250,574 $ 5,107,259 $ 5,047,365 Return on average assets ("ROAA") as reported 1.05% 0.89% 1.40% 1.60% 1.32% Merger expenses - - - - 0.12 Tax effect - - - - (0.02) ROAA excluding merger expenses 1.05 0.89 1.40 1.60 1.42 (0.02) (0.03) - - 0.01 (Gain)/loss on sale of investment securities Tax effect - 0.01 - - - ROAA excluding (gain)/loss on sale of investment 1.03 0.87 1.40 1.60 1.43 securities Death benefit on bank owned life insurance - (0.02) - (0.02) (0.03) ("BOLI") ROAA excluding death benefit on BOLI 1.03 0.85 1.40 1.58 1.40 Adjusted ROAA 1.03% 0.85% 1.40% 1.58% 1.40% 39

Footnote Index Non-GAAP Reconciliation of Net Interest Margin (Dollars in Thousands, Unaudited) Three Months Ended Three Months Ended June 30, March 31, December 31, September 30, June 30, March 31, 2020 2020 2019 2019 2019 2019 Net interest income as reported $ 42,996 $ 40,925 $ 41,519 $ 43,463 $ 41,529 $ 34,280 Average interest earning assets 5,112,636 4,746,202 4,748,217 4,623,985 4,566,674 3,929,296 Net interest income as a percentage of average interest earning assets ("Net 3.47% 3.56% 3.58% 3.82% 3.73% 3.62% Interest Margin") Net interest income as reported $ 42,996 $ 40,925 $ 41,519 $ 43,463 $ 41,529 $ 34,280 Acquisition-related purchase (1,553) (1,434) (1,042) (1,739) (1,299) (1,510) accounting adjustments ("PAU") Adjusted net interest income $ 41,443 $ 39,491 $ 40,477 $ 41,724 $ 40,230 $ 32,770 Adjusted net interest margin 3.35% 3.44% 3.49% 3.67% 3.61% 3.46% 40

Footnote Index Non-GAAP Reconciliation of Net Interest Margin (Dollars in Thousands, Unaudited) Three Months Ended Three Months Ended December 31, September 30, June 30, March 31, December 31, September 30, June 30, March 31, 2018 2018 2018 2018 2017 2017 2017 2017 Net interest income as reported $ 33,836 $ 33,772 $ 33,550 $ 33,411 $ 31,455 $ 27,879 $ 27,198 $ 25,568 Average interest earning assets 3,808,822 3,717,139 3,638,801 3,580,143 3,471,169 3,078,611 2,943,627 2,797,429 Net interest income as a percentage of average interest earning assets ("Net 3.60% 3.67% 3.78% 3.81% 3.71% 3.71% 3.84% 3.80% Interest Margin") Net interest income as reported $ 33,836 $ 33,772 $ 33,550 $ 33,411 $ 31,455 $ 27,879 $ 27,198 $ 25,568 Acquisition-related purchase (1,629) (789) (1,634) (2,037) (868) (661) (939) (1,016) accounting adjustments ("PAU") Adjusted net interest income $ 32,207 $ 32,983 $ 31,916 $ 31,374 $ 30,587 $ 27,218 $ 26,259 $ 24,552 Adjusted net interest margin 3.43% 3.59% 3.60% 3.58% 3.61% 3.63% 3.71% 3.66% 41

Footnote Index Non-GAAP Reconciliation of Net Interest Margin (Dollars in Thousands, Unaudited) Three Months Ended December 31, September 30, June 30, March 31, 2016 2016 2016 2016 Net interest income as reported $ 20,939 $ 24,410 $ 20,869 $ 19,774 Average interest earning assets 2,932,145 2,957,944 2,471,354 2,367,250 Net interest income as a percentage of average interest earning assets ("Net 2.92% 3.37% 3.48% 3.45% Interest Margin") Net interest income as reported $ 20,939 $ 24,410 $ 20,869 $ 19,774 Interest expense from prepayment 4,839 - - - penalties on borrowings Acquisition-related purchase (900) (459) (397) (547) accounting adjustments ("PAU") Adjusted net interest income $ 24,878 $ 23,951 $ 20,472 $ 19,227 Adjusted net interest margin 3.45% 3.31% 3.42% 3.36% 42

Footnote Index Non-GAAP Reconciliation of Cost of Interest Bearing Liabilities (Dollars in Thousands, Unaudited) Three Months Ended Three Months Ended June 30, March 31, December 31, September 30, June 30, March 31, 2020 2020 2019 2019 2019 2019 Total interest expense as reported $ 7,348 $ 10,729 $ 11,879 $ 12,248 $ 12,321 $ 11,093 Average interest bearing liabilities 3,975,297 3,814,785 3,794,943 3,601,144 3,570,713 3,131,276 Annualized total interest expense as a percentage of average interest bearing 0.74% 1.13% 1.24% 1.35% 1.38% 1.44% liabilities ("Cost of Interest Bearing Liabilities") Total interest expense as reported $ 7,348 $ 10,729 $ 11,879 $ 12,248 $ 12,321 $ 11,093 Interest expense from prepayment penalties ------ on borrowings Adjusted interest expense $ 7,348 $ 10,729 $ 11,879 $ 12,248 $ 12,321 $ 11,093 Average interest bearing liablities 3,975,297 3,814,785 3,794,943 3,601,144 3,570,713 3,131,276 Average non-interest bearing deposits 924,890 717,257 747,513 818,164 818,872 643,601 Average core funding $ 4,900,187 $ 4,532,042 $ 4,542,456 $ 4,419,308 $ 4,389,585 $ 3,774,877 Annualzied adjusted interest expense as a 0.60% 0.95% 1.04% 1.10% 1.13% 1.19% percentage of average core funding ("Adjusted Cost of Core Funds") 43

HORIZON BANK

Footnote Index

Non-GAAP Reconciliation of Cost of Interest Bearing Liabilities
(Dollars in Thousands, Unaudited)

	Three Months Ended				Three Months Ended			
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Total interest expense as reported	$ 9,894	$ 8,499	$ 7,191	$ 6,015	$ 5,319	$ 4,191	$ 3,607	$ 3,266
Average interest bearing liabilities	3,021,310	2,971,074	2,929,913	2,869,372	2,766,948	2,459,262	2,375,827	2,246,550
Annualized total interest expense as a percentage of average interest bearing liabilities ("Cost of Interest Bearing Liabilities")	1.30%	1.13%	0.98%	0.85%	0.76%	0.68%	0.61%	0.59%
Total interest expense as reported	$ 9,894	$ 8,499	$ 7,191	$ 6,015	$ 5,319	$ 4,191	$ 3,607	$ 3,266
Interest expense from prepayment penalties on borrowings	-	-	-	-	-	-	-	-
Adjusted interest expense	$ 9,894	$ 8,499	$ 7,191	$ 6,015	$ 5,319	$ 4,191	$ 3,607	$ 3,266
Average interest bearing liablities	3,021,310	2,971,074	2,929,913	2,869,372	2,766,948	2,459,262	2,375,827	2,246,550
Average non-interest bearing deposits	656,114	640,983	605,188	595,644	603,733	540,109	499,446	491,154
Average core funding	$ 3,677,424	$ 3,612,057	$ 3,535,101	$ 3,465,016	$ 3,370,681	$ 2,999,371	$ 2,875,273	$ 2,737,704
Annualzied adjusted interest expense as a percentage of average core funding ("Adjusted Cost of Core Funds")	1.07%	0.93%	0.82%	0.70%	0.63%	0.55%	0.50%	0.48%

EXCEPTIONAL SERVICE • SENSIBLE ADVICE ® 44

Footnote Index Non-GAAP Reconciliation of Cost of Interest Bearing Liabilities (Dollars in Thousands, Unaudited) Three Months Ended December 31, September 30, June 30, March 31, 2016 2016 2016 2016 Total interest expense as reported $ 8,450 $ 4,552 $ 3,781 $ 3,754 Average interest bearing liabilities 2,369,810 2,443,986 2,058,463 1,974,325 Annualized total interest expense as a percentage of average interest bearing 1.42% 0.74% 0.74% 0.76% liabilities ("Cost of Interest Bearing Liabilities") Total interest expense as reported $ 8,450 $ 4,552 $ 3,781 $ 3,754 Interest expense from prepayment penalties (4,839) - - - on borrowings Adjusted interest expense $ 3,611 $ 4,552 $ 3,781 $ 3,754 Average interest bearing liablities 2,369,810 2,443,986 2,058,463 1,974,325 Average non-interest bearing deposits 504,274 462,253 364,822 339,141 Average core funding $ 2,874,084 $ 2,906,239 $ 2,423,285 $ 2,313,466 Annualzied adjusted interest expense as a 0.50% 0.62% 0.63% 0.66% percentage of average core funding ("Adjusted Cost of Core Funds") 45

Footnote Index Non-GAAP Reconciliation of Cost of Deposits (Dollars in Thousands, Unaudited) Three Months Ended June 30, March 31, 2020 2020 Total deposit interest expense as reported $ 4,506 $ 7,716 Average interest bearing deposits 3,299,661 3,225,323 Annualized total deposit interest expense as a percentage of average interest bearing 0.55% 0.96% deposits ("Cost of Interest Bearing Deposits") Average interest bearing deposits 3,299,661 3,225,323 Average non-interest bearing deposits 924,890 717,257 Average total deposits $ 4,224,551 $ 3,942,580 Annualzied deposit interest expense as a percentage of average total deposits ("Cost 0.43% 0.79% of Total Deposits") 46

Footnote Index Non-GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio (Dollars in Thousands, Unaudited) Three Months Ended June 30, March 31, December 31, September 30, June 30, 2020 2020 2019 2019 2019 Non-GAAP Calculation of Efficiency Ratio Non-interest expense as reported $ 30,432 $ 31,149 $ 30,650 $ 30,060 $ 31,584 Net interest income as reported 42,996 40,925 41,519 43,463 41,529 Non-interest income as reported 11,124 12,063 11,934 11,514 10,898 Non-interest expense/ (Net interest income + Non- interest income) ("Efficiency Ratio") 56.23% 58.79% 57.34% 54.68% 60.24% Non-GAAP Reconciliation of Adjusted Efficiency Ratio Non-interest expense as reported $ 30,432 $ 31,149 $ 30,650 $ 30,060 $ 31,584 Merger expenses - - - - (1,532) Non-interest expense excluding merger expenses 30,432 31,149 30,650 30,060 30,052 Net interest income as reported 42,996 40,925 41,519 43,463 41,529 Non-interest income as reported 11,124 12,063 11,934 11,514 10,898 (Gain)/loss on sale of investment securities (248) (339) (10) - 100 Death benefit on bank owned life insurance ("BOLI") - (233) - (213) (367) Non-interest income excluding (gain)/loss on sale of investment securities and death benefit on BOLI $ 10,876 $ 11,491 $ 11,924 $ 11,301 $ 10,631 Adjusted efficiency ratio 56.49% 59.43% 57.35% 54.89% 57.62% 47